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                                                                     Exhibit 1.0

                                4,400,000 Shares

                             AMERIGROUP Corporation

                                  Common Stock

                                ($.01 Par Value)


                          EQUITY UNDERWRITING AGREEMENT


                                                           _______________, 2001


Banc of America Securities LLC
UBS Warburg LLC
CIBC World Markets Corp.
Stephens Inc.
As Representatives of the
      Several Underwriters

c/o:

Banc of America Securities LLC
600 Montgomery Street
San Francisco, California  94111

UBS Warburg LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

                  AMERIGROUP Corporation, a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 4,400,000 shares of the Company's Common Stock, $.01 par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company and Jeffrey L. McWaters (the "Selling Stockholder") also propose to sell at the Underwriters' option an aggregate of up to 660,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below. The Company and the Selling Stockholder are sometimes referred to herein collectively as the "Sellers."

                  As the Representatives, you have advised the Company and the Selling Stockholder (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata
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portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

                  Banc of America Securities LLC ("BAS") has agreed to reserve up to [220,000] of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by BAS and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

                  In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDER.

                  (a) The Company represents and warrants to each of the Underwriters as follows:

                           (i) A registration statement on Form S-1 (File No.
333-37410) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462 (b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

                           (ii) The Company has been duly organized and is
validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company as listed in Exhibit 21 to Item 16(a) of the Registration Statement (collectively, the "Subsidiaries") has been duly organized and is validly

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existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or to prevent the consummation of the transactions contemplated hereby (a "Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except that a security interest has been granted to the Company's lenders in the shares of the Company's HMO Subsidiaries (as defined in the Loan and Security Agreement, dated November 9, 1999 and filed as Exhibit 10.19 to the Registration Statement (the "Loan and Security Agreement")), to secure any loans under the Loan and Security Agreement; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

                           (iii) The outstanding shares of Common Stock of the
Company, including all shares to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof that have not been waived, complied with or terminated as of the date of this Agreement. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

                           (iv) The information set forth under the caption
"Capitalization" in the Prospectus is true and correct as of the date set forth therein. All of the Shares conform in all material respects to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms in all material respects to the corporate law of the jurisdiction of the Company's incorporation.

                           (v) The Commission has not issued an order preventing
or suspending the use of any Prospectus relating to the proposed offering of the Shares nor, to the Company's best knowledge, instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact and do not omit, and

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will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

                           (vi) The consolidated financial statements of the
Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the company.

                           (vii) KPMG LLP, who have certified certain of the
financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                           (viii) There is no action, suit, claim or proceeding
pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.

                           (ix) The Company and the Subsidiaries have good and
marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

                           (x) The Company and the Subsidiaries have filed all
Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company, and to the Company's best knowledge, there are no actual or proposed additional material tax assessments.

                           (xi) Since the respective dates as of which
information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or

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affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any transaction material to the Company and the Subsidiaries, taken as a whole, entered into or that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries, taken as a whole, have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

                           (xii) Neither the Company nor any of the Subsidiaries
is or, with the giving of notice or lapse of time or both, will be, in violation of or in default under its Certificate of Incorporation or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which violation or default could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Company with its obligations hereunder, and the Company's one-for-two reverse stock split, conversion of the Company's Series A, Series B, Series C and Series D Preferred Stock and redemption of the Company's Series E Preferred Stock, in each case as described in the Registration Statement, will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect) nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or of any of the Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, assets or operations (except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect).

                           (xiii) Each approval, consent, order, authorization,
designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                           (xiv) The Company and the Subsidiaries each own or
possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property

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rights ("Intellectual Property") necessary to carry on their business as described in the Prospectus, except where the failure to own or have the right to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons (except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect). The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company or any Subsidiary (except for such infringements that would not, individually or in the aggregate, have a Material Adverse Effect).

                           (xv) Neither the Company, nor to the Company's
knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Stock Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (xvi) Neither the Company nor any Subsidiary is an
"investment company" within the meaning of such term under the Investment Company Act of 1940, (as amended, the "1940 Act") and the rules and regulations of the Commission thereunder.

                           (xvii) The Company maintains a system of internal
accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xviii) The Company and each of its Subsidiaries
carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar industries.

                           (xix) The Company is in compliance in all material
respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published

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interpretations thereunder (the "Code"); and each "pension plan" for which the
Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                           (xx) To the Company's best knowledge, there are no
affiliations or associations (as such terms are defined by the NASD) between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as previously disclosed to Willkie Farr & Gallagher, counsel to the Underwriters.

                           (xxi) The Company and each of the Subsidiaries
possesses and has performed its respective obligations with respect to all licenses, permits, certificates, consents, orders, approvals and other authorizations ("Permits") from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as described in the Prospectus, except where the failure to obtain such Permits or perform such obligations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company's best knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or results in any other material impairment of the rights of the holder of any such Permit and none of the Company or any of the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except in each case as described in the Prospectus and except in each case where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           (xxii) The Company has not offered, or caused BAS or
its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  (b) The Selling Stockholder represents and warrants as follows:

                           (i) The Selling Stockholder has and at the Option
Closing Date (as such date is hereinafter defined) will have good and marketable title to the Option Shares to be sold by the Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Option Shares; and upon the delivery of, against payment for, such Option Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

                           (ii) Such Selling Stockholder has full right, power
and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated and the fulfillment by the Selling Stockholder of the terms hereof will not require

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any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Stockholder is a party, or of any order, rule or regulation applicable to the Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                           (iii) Such Selling Stockholder has not taken and will
not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

                           (iv) The information pertaining to the Selling
Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and all statements in the Registration Statement and the Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder for use therein conform in all material respects to the requirements of the Act and the Rules and Regulations.

         2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in
Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

                  (b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement (or fourth business day after the date of this Agreement, if this Agreement is executed after 4:30 p.m. on the date hereof) or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

                  (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2 for the sole purpose of

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covering overallotments in the sale of the Firm Shares. The maximum number of
Option Shares to be sold by the Company and the Selling Stockholder is set forth opposite their respective names on Schedule II hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date or (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and the Selling Stockholder setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and the Selling Stockholder shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on
Schedule II hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is two or more business days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholder. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it and to the order of the Selling Stockholder for the Option Shares to be sold by the Selling Stockholder against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York.

                  (d) The Selling Stockholder specifically agrees that the Option Shares are subject to the interests of the Underwriters hereunder and that the obligations of the Selling Stockholder hereunder shall not be terminable by any act or deed of the Selling Stockholder (or by any other person, firm or corporation including the Company or the Underwriters) or by operation of law (including the death of the Selling Stockholder) or by the occurrence of any other event or events, except as set forth herein. If any such event should occur prior to the delivery to the Underwriters of the Option Shares hereunder, certificates for the Options Shares shall be delivered in accordance with the terms and conditions of this Agreement as if such event had not occurred.

                  (e) If on the Option Closing Date the Selling Stockholder fails to sell the Option Shares which the Selling Stockholder has agreed to sell on such date as set forth in Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents the Option Shares which the Selling Stockholder has failed to so sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives.

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         3. OFFERING BY THE UNDERWRITERS.

                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

                  It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

         4. COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDER.

                  (a) The Company covenants and agrees with the several Underwriters that:

                           (i) The Company will (A) use its best efforts to
cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

                           (ii) The Company will advise the Representatives
promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                           (iii) The Company will cooperate with the
Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                           (iv) The Company will deliver to, or upon the order
of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives, at or before the Closing Date, four signed copies (or such lesser number as the Representatives may agree) of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

                           (v) The Company will comply with the Act and the
Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will, at the Company's expense, (A) advise the Underwriters of the occurrence of such event, (B) prepare and furnish to the Underwriters appropriate amendments to the Registration Statement or supplements to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law, before filing any such amendments or supplements with the Commission and (C) file such amendment or supplement with the Commission.

                           (vi) The Company will make generally available to its
security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

                           (vii) No offering, sale, short sale or other
disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of BAS and UBS Warburg LLC ("UBS") (except for the grant of options pursuant to employee stock option plans that are in existence on the date hereof and described in the Prospectus and the issuance of shares upon the exercise of options outstanding on the date of this Agreement pursuant to the Company's stock option or stock purchase plans); provided that any shares so issued cannot be offered, sold or otherwise disposed of by the recipient thereof during the 180-day period referred to above; and provided further that, with respect to the issuance by the Company of shares as consideration for acquisitions or in connection with strategic investments or corporate relationships, the consent of BAS and UBS shall not be unreasonably withheld.

                           (viii) The Company will use its best efforts to list,
subject to notice of issuance, the Shares on The Nasdaq National Market.

                           (ix) The Company has caused each officer and director
of the Company, and certain stockholders of the Company, all as set forth on
Schedule III, to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Representatives, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly, except (i) with the prior written consent of BAS and UBS, (ii) as contemplated in such letters and (iii) for Directed Shares ("Lockup Agreements").

                           (x) The Company shall apply the net proceeds of its
sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                           (xi) The Company shall not invest, or otherwise use,
the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                           (xii) The Company will maintain a transfer agent and,
if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                           (xiii) The Company will not take, directly or
indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                           (xiv) The Company will comply with all applicable
securities and other applicable laws, rules and regulations in each jurisdiction in which BAS informs the Company that the Directed Shares will be or have been offered in connection with the Directed Share Program.

                  (b) The Selling Stockholder covenants and agrees with the several Underwriters that:

                           (i) Except for the sale of Option Shares, the Selling
Stockholder will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the

Selling Stockholder or request for the registration for the offer or sale of any of the foregoing (or as to which the Selling Stockholder has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, except as permitted by the Lockup Agreement executed by the Selling Stockholder.

                           (ii) In order to document the Underwriters'
compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                           (iii) Such Selling Stockholder will not take,
directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         5. COSTS AND EXPENSES.

                  The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholder; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of The Nasdaq National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Company agrees to pay all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the Directed Share Program. The Sellers shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholder shall not in any event be liable to any of the several

Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

                  The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholder contained herein, and to the performance by the Company and the Selling Stockholder of their covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholder, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                  (b) (i) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Selling Stockholder, dated the Closing Date or the Option Closing Date, as the case may be, in the form attached as Exhibit A-1 hereto.

                           (ii) The Representatives shall have received on the
Closing Date or the Option Closing Date, as the case may be, the opinion of Stanley F. Baldwin, General Counsel to the Company, in the form attached as Exhibit A-2 hereto.

                           (iii) The Representatives shall have received on the
Closing Date or the Option Closing Date, as the case may be, the opinions of each of Venable, Baetjer, Howard & Civaletti, LLP, Maryland special counsel to the Company, Decotis, Fitzpatrick & Gluck, New Jersey special counsel to the Company, Akin, Gump, Hauer & Feld, L.L.P., Texas special counsel to the Company and Zack Stamp Ltd., Illinois special counsel to the Company, each dated the Closing Date or the Option Closing Date, as the case may be, in the forms attached as Exhibits A-3 through A-6 hereto, respectively.

                  (c) The Representatives shall have received from Willkie Farr & Gallagher, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in the form attached as Exhibit B hereto.

                  (d) The Representatives shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

                  (e) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be:

                           (i) A certificate or certificates of the Chief
Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                                    (A) The Registration Statement has become
         effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                                    (B) The representations and warranties of
         the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                                    (C) All filings required to have been made
         pursuant to Rules 424 or 430A under the Act have been made;

                                    (D) He or she has carefully examined the
         Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct in all material respects, and such Registration Statement did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such Prospectus did not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                                    (E) Since the respective dates as of which
         information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

                           (ii) Such further certificates and documents
confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (f) The Selling Stockholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (g) The Firm Shares and Option Shares, if any, have been approved for listing upon notice of issuance on the Nasdaq National Market.

                  (h) The Lockup Agreements described in Section 4(a)(x) are in full force and effect.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Willkie Farr & Gallagher, counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholder of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event, the Selling Stockholder, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

                  The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8. INDEMNITY AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, its partners, directors and officers, the Selling Stockholder, and any other person who controls such Underwriter or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or the Selling Stockholder or any such other person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made), except (1) with respect to any Underwriter and each person who controls such Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such statements not misleading (in the case of the Prospectus, in light of the circumstances under which they were made) or (2) with respect to the Selling Stockholder, insofar as any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement or in a Prospectus relating specifically to the Selling Stockholder or made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder specifically for use in the preparation thereof, provided, however, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with Section 4(a)(v) hereof.

                  If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or the Selling Stockholder or any such other person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or the Selling Stockholder or such other person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or the Selling Stockholder or any such other person or otherwise. Such Underwriter or Selling Stockholder or such other person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or the Selling Stockholder or of such other person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter, the Selling Stockholder and any such other person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its partners, directors and officers, the Company, and any other person who controls such Underwriter or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or the Company or any such other person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made), provided, that the Selling Stockholder will not be liable in any such case except insofar as any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement or a Prospectus relating specifically to the Selling Stockholder or made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder specifically for use in the preparation thereof, and provided, further, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with Section 4(a)(v) hereof.

                  If any Proceeding is brought against an Underwriter or the Company or any such other person in respect of which indemnity may be sought against the Selling Stockholder pursuant to the foregoing paragraph, such Underwriter or the Company or such other person shall promptly notify the Selling Stockholder in writing of the institution of such Proceeding and the Selling Stockholder shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Selling Stockholder shall not relieve the Selling Stockholder from any liability which the Selling Stockholder may have to any Underwriter or the Company or any such other person or otherwise. Such Underwriter or the Company or such other person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or the Company or of such other person unless the employment of such counsel shall have been authorized in writing by the Selling Stockholder in connection with the defense of such Proceeding or the Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Selling Stockholder (in which case the Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Selling Stockholder and paid as incurred (it being understood, however, that the Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Selling Stockholder, the Selling Stockholder agrees to indemnify and hold harmless any Underwriter, the Company and any such other person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and officers, the Selling Stockholder, and any other person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such other person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the

Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made).

                  If any Proceeding is brought against the Company, the Selling Stockholder or any such other person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such other person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Selling Stockholder or any such other person or otherwise. The Company, the Selling Stockholder or such other person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such other person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholder and any such other person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (d) The Company agrees to indemnify and hold harmless BAS and its affiliates and each person, if any, who controls BAS or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the written consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are determined to have resulted from the bad faith, gross negligence or willful misconduct of BAS.

                  If any Proceeding is brought against BAS or the Selling Stockholder or any such other person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, BAS or such other person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to BAS or any such other person or otherwise. BAS or such other person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of BAS or of such other person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless BAS and any such other person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (e) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a), (b), (c) or (d) of this Section 8 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of each party shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                  (f) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint. No Selling Stockholder shall be required to contribute any amount in excess of the proceeds received by the Selling Stockholder from the Underwriters in the offering.

                  (g) The indemnity and contribution agreements contained in this Section 8 and the warranties and representations of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, the Selling Stockholder or any person who controls the Company or the Selling Stockholder within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement. The Company, the Selling

Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

         9. DEFAULT BY UNDERWRITERS.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholder such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholder or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholder except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. NOTICES.

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:

If to the Underwriters, to:

         Banc of America Securities LLC
         600 Montgomery Street

         San Francisco, California 94111
         Facsimile:  415-913-5558
         Attention:  Equity Capital Markets

and

         UBS Warburg LLC
         299 Park Avenue
         New York, New York 10171-0026
         Attention: Syndicate Department

with a copy to:

         Banc of America Securities LLC
         600 Montgomery Street
         San Francisco, California  94111
         Facsimile:  (415) 913-5553
         Attention:  Jeffrey R. Lapic, Esq.

If to the Company or the Selling Stockholder, to:

         AMERIGROUP Corporation
         4425 Corporation Lane
         Virginia Beach, Virginia 23462
         Attention: General Counsel

with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         4 Times Square
         New York, New York 10036
         Attention: Stacy J. Kanter

         11. TERMINATION.

                  (a) This Agreement may be terminated by you by notice to the Company and the Selling Stockholder at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on the New York Stock Exchange or the Nasdaq National Market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's common stock by the Nasdaq National Market, the Commission, or any other governmental authority, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

                  (b) as provided in Sections 6 and 9 of this Agreement.

         12. SUCCESSORS.

                  This Agreement has been and is made solely for the benefit of the Underwriters , the Company and the Selling Stockholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         13. INFORMATION PROVIDED BY UNDERWRITERS.

                  The Company, the Selling Stockholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

         14. MISCELLANEOUS.

                  (a) Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of law principles. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                  (b) Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York ("New York Court"), which courts shall have jurisdiction and proper venue over the adjudication of such matters, and the Company and the Selling Stockholder consent to the jurisdiction of such courts and personal service with respect thereto.

Each of Banc of America Securities LLC, UBS Warburg LLC, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Selling Stockholder waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholder agree that a final judgment (following resolution of all available appeals) in any such action, proceeding or counterclaim brought in any such New York Court shall be conclusive and binding upon the Company and/or the Selling Stockholder, as applicable, and may be enforced in any other courts in the jurisdiction of which the Company or the Selling Stockholder is subject, by suit upon such judgment.

                  (c) No Termination. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (iii) delivery of and payment for the Shares under this Agreement.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       AMERIGROUP CORPORATION



                                       By
                                         --------------------------------------
                                         Name:
                                         Title:



                                       SELLING STOCKHOLDER

                                       Jeffrey L. McWaters





The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

BANC OF AMERICA SECURITIES LLC
UBS WARBURG LLC
CIBC WORLD MARKETS CORP.
STEPHENS INC.

As Representatives of the several
Underwriters listed on Schedule I

By: BANC OF AMERICA SECURITIES LLC



By:
   ------------------------------
   Authorized Officer

By: UBS WARBURG LLC



By:
   ------------------------------
   Authorized Officer


By:
   ------------------------------
   Authorized Officer

                                   SCHEDULE I



                            SCHEDULE OF UNDERWRITERS


                                                           Number of Firm Shares
          Underwriter                                         to be Purchased
          -----------                                         ---------------
Banc of America Securities LLC
UBS Warburg LLC
CIBC World Markets Corp.
Stephens Inc.
















                                                                 --------
                           Total
                                                                 ========

                                   SCHEDULE II


                            SCHEDULE OF OPTION SHARES


                                     Maximum Number               Percentage of
                                    of Option Shares             Total Number of
            Name of Seller            to be Sold                  Option Shares
            --------------            ----------                  -------------
AMERIGROUP Corporation                  585,000                       88.64%
Jeffrey L. McWaters                      75,000                       11.36%














                                        --------                     ------

                  Total                                                 100%
                                        ========                     ======

                                  SCHEDULE III


                        SCHEDULE OF STOCKHOLDERS SUBJECT
                              TO LOCKUP AGREEMENTS